Exhibit No. 23
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-108128) of Cott Corporation of our report dated June 22, 2007 relating to the financial statements of the Cott Beverages San Bernardino Savings & Retirement Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Tampa, Florida
June 29, 2007